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EXHIBIT 99.1

PRESS RELEASE,

dated April 15, 2004

For Immediate Release

Contact:  Henry H. Gerkens

Landstar System, Inc.

www.landstar.com

April 15, 2004

904-398-9400

LANDSTAR SYSTEM REPORTS FIRST QUARTER REVENUE INCREASE OF

15 PERCENT AND EARNINGS PER DILUTED SHARE OF $.26

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported revenue rose 15 percent to a record $421 million in the 2004 first quarter from $366 million in the 2003 first quarter.  2004 first quarter net income was $8.1 million, or $.26 per diluted share, which included a $7.6 million charge for the cost incurred to settle a previously disclosed severe accident which occurred at the beginning of the 2004 fiscal year.  This charge, net of related income tax benefits, reduced 2004 first quarter net income by $4.9 million, or $.16 per diluted share.  Net income for the 2003 first quarter was $10.2 million, or $.31 per diluted share.  Operating margin was 3.3 percent in the 2004 first quarter, which was reduced 1.8 percent by the previously referred to accident, compared with 4.7 percent in the 2003 first quarter.

Landstar’s carrier group of companies generated $322 million of revenue in the 2004 first quarter, compared with revenue of $290 million in the 2003 first quarter.  In the 2004 and 2003 first quarters, the carrier group invoiced customers $8.3 million and $8.6 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue.  Landstar’s multimodal services group of companies generated $92 million of revenue in the 2004 first quarter compared with $69 million of revenue in the 2003 first quarter.

“We are off to a great start,“ said Landstar Chairman and CEO Jeff Crowe. “Consolidated revenue increased by 15 percent to the highest first quarter revenue in Landstar history.  This increase reflected strong growth at the carrier segment and a 34 percent increase in revenue at the multimodal segment.   Compared to the 2003 first quarter, revenue generated through other third party truck capacity providers (truck brokerage) increased 33 percent, revenue hauled by Landstar BCOs increased 11 percent and revenue generated through rail, air and ocean carriers increased 10 percent,” Crowe said.

“Trailing twelve-month return on average equity remained high at 33 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 22 percent.  During the 2004 first quarter, we purchased 462,000 shares of common stock at a total cost of $16,407,000 and reduced debt by approximately $2 million,” Crowe said.  “The Company has the ability to purchase an additional 918,140 shares of its common stock under its authorized share repurchase program.”

“I would anticipate revenue growth for the remainder of the 2004 fiscal year to be within a range of 8 to 12 percent.  The current range of analysts’ earnings estimates, as reported by FIRST CALL, for the second quarter of 2004 is $.47 to $.52 per diluted share and $1.74 to $1.83 per diluted share for the full 2004 fiscal year.  I am currently very comfortable with both of those ranges,” said Crowe.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET.  To access the webcast, visit the company’s website at www.landstar.com.  Click on Investors and then the webcast icon.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are "forward-looking statements." This press release contains forward-looking statements, such as statements which relate to Landstar's business objectives, plans, strategies and expectations. Terms such as "anticipates," "believes," "estimates," "plans," "predicts," "may," "should," "will," the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers' compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2003 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. is headquartered in Jacksonville, Florida.  The Landstar carrier group comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc. delivers excellence in safe and complete over-the-road transportation services.  The Landstar multimodal group comprised of Landstar Express America, Inc. and Landstar Logistics, Inc. delivers excellence in safe, expedited, contract logistics and intermodal transportation services.  All Landstar operating companies are certified to ISO 9001:2000 quality management system standards.  Landstar System, Inc.’s common stock trades on the NASDAQ Stock Market ® under the symbol LSTR.

(tables follow)

LANDSTAR SYSTEM/4

LANDSTAR SYSTEM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	March 27,	March 29,
	2004	2003

Revenue	$ 421,026	$ 365,718
Investment income	303	324

Costs and expenses:
Purchased transportation	313,797	271,462
Commissions to agents	32,434	28,084
Other operating costs	9,894	9,231
Insurance and claims	20,706	10,628
Selling, general and administrative	27,410	26,381
Depreciation and amortization	3,199	3,166

Total costs and expenses	407,440	348,952

Operating income	13,889	17,090
Interest and debt expense	768	770

Income before income taxes	13,121	16,320
Income taxes	5,019	6,161

Net income	$ 8,102	$ 10,159

Earnings per common share (1)	$ 0.27	$ 0.32

Diluted earnings per share (1)	$ 0.26	$ 0.31

Average number of shares outstanding:
Earnings per common share (1)	29,855,000	31,548,000
Diluted earnings per share (1)	30,968,000	32,852,000

(1) 2003 earnings per share amounts and average number of shares outstanding have been restated to give retroactive effect to a two-for-one stock split effected in the form of a 100% stock dividend declared
October 15, 2003.

LANDSTAR SYSTEM/5

LANDSTAR SYSTEM, INC. AND SUBSIDIARY
SELECTED SEGMENT INFORMATION
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 27,	March 29,
	2004	2003

External Revenue

Carrier segment	$ 321,608	$ 290,045
Multimodal segment	92,014	68,709
Insurance segment	7,404	6,964

External revenue	$ 421,026	$ 365,718

Operating Income

Carrier segment	$ 23,697	$ 18,496
Multimodal segment	2,739	1,924
Insurance segment	(2,826)	5,435
Other	(9,721)	(8,765)

Operating income	$ 13,889	$ 17,090

LANDSTAR SYSTEM/6

LANDSTAR SYSTEM, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 27,	December 27,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$ 48,476	$ 42,640
Short-term investments	29,311	30,890
Trade accounts receivable, less allowance
of $3,499 and $3,410	221,116	219,039
Other receivables, including advances to independent
contractors, less allowance of $5,223 and $4,077	18,837	13,196
Deferred income taxes and other current assets	15,415	14,936
Total current assets	333,155	320,701

Operating property, less accumulated depreciation
and amortization of $58,989 and $58,480	66,289	67,639
Goodwill	31,134	31,134
Other assets	15,836	18,983
Total assets	$ 446,414	$ 438,457

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Cash overdraft	$ 19,338	$ 20,523
Accounts payable	82,942	71,713
Current maturities of long-term debt	79,641	9,434
Insurance claims	32,505	26,293
Other current liabilities	42,244	45,223
Total current liabilities	256,670	173,186

Long-term debt, excluding current maturities	10,136	82,022
Insurance claims	27,265	27,282
Deferred income taxes	13,494	13,452

Shareholders' equity:
Common stock, $.01 par value, authorized 50,000,000 and
20,000,000 shares, issued 32,048,102 and 31,816,860 shares	320	318
Additional paid-in capital	23,013	18,382
Retained earnings	232,470	224,368
Cost of 2,271,930 and 1,809,930 shares of common
stock in treasury	(116,557)	(100,150)
Accumulated other comprehensive income	188	182
Notes receivable arising from exercise of stock options	(585)	(585)
Total shareholders' equity	138,849	142,515
Total liabilities and shareholders' equity	$ 446,414	$ 438,457

LANDSTAR SYSTEM/7
LANDSTAR SYSTEM, INC. AND SUBSIDIARY
SUPPLEMENTAL INFORMATION
March 27, 2004
(Unaudited)

	Thirteen Weeks Ended
	March 27,	March 29,
	2004	2003
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$ 272,231	$ 249,524
Other third party truck capacity providers	49,377	40,521
	$ 321,608	$ 290,045

Revenue per revenue mile	$ 1.75	$ 1.74
Revenue per load	$ 1,318	$ 1,199
Average length of haul (miles)	752	690
Number of loads	244,000	242,000

Multimodal Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$ 15,413	$ 10,758
Other third party truck capacity providers	53,484	36,949
Rail, Air and Ocean Carriers	23,117	21,002
	$ 92,014	$ 68,709

Revenue per load	$ 1,373	$ 1,250
Number of loads	67,000	55,000

	As of	As of
	March 27,	March 29,
	2004	2003
Capacity
Business Capacity Owners (1) (3)	7,637	7,272
Other third party truck capacity providers:
Approved and active(4)	9,584	8,669
Approved	6,321	5,840
	15,905	14,509
Total available truck capacity providers	23,542	21,781

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2) Includes revenue generated through Carrier Segment Business Capacity Owners.

(3) Trucks provided by business capacity owners were 8,583 and 8,267, respectively.

(4) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.